UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-00134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson, NC	28036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 869-4600
__________
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                                                              Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On Wednesday, May 6, 2020, the Company issued a press release announcing financial results for the first quarter ended March 31, 2020.  A conference call and webcast presentation will be held on Thursday, May 7, 2020 at 10:00 am ET for management to discuss the Company’s first quarter performance as well as expectations for 2020 financial performance. David C. Adams, Chairman and CEO, and Glenn E. Tynan, Vice President and CFO, will host the call.  A copy of the press release and the webcast slide presentation are attached hereto as Exhibits 99.1 and 99.2.

The financial press release, access to the webcast, and the accompanying financial presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. In addition, the Listen-Only dial-in number for domestic callers is (844) 220-4970, while international callers can dial (262) 558-6349.  For those unable to participate live, a webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for seven days.

Conference Call Replay:
Domestic  (855) 859-2056
International (404) 537-3406
Passcode 8565147

The information contained in this Current Report, including Exhibits 99.1 and 99.2, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On May 7, 2020, the Company issued a press release announcing that Glenn E. Tynan, Vice President and Chief Financial Officer, will be retiring and stepping down from his position as CFO effective today.   Mr. Tynan will remain with the Company as Vice President of Finance until the end of September to facilitate a seamless transition.

Mr. Tynan will be succeeded by K. Christopher Farkas, age 52, as the Company’s Vice President and Chief Financial Officer. Mr. Farkas was named Vice President of Finance of Curtiss-Wright Corporation in December 2017. Previously, he held the positions of Vice President and Corporate Controller since September 2014, and he also served as Assistant Corporate Controller since May 2009.  During his tenure at the Company, he has been responsible for advising senior management and the Board of Directors on accounting, disclosure and SEC reporting matters, while overseeing the Corporation's internal and external financial reporting, accounting, government compliance, tax, treasury, and financial planning and analysis processes. Prior to joining the Company, he spent more than 17 years in financial, technical and operational roles of increasing responsibility within Fortune 50/250 industrial companies including United Technologies Corporation and Parker Hannifin.

Mr. Farkas holds a Bachelor of Science Degree in Accounting from Central Connecticut State University, a MBA Degree from Purdue University, Krannert School of Management, and an Executive MBA Degree from the ESCP Europe (European School of Management). He is a CPA and is a Member of the AICPA.

There are no arrangements or understandings between Mr. Farkas and any other persons, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Farkas.  Mr. Farkas does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There have been no changes to any of Mr. Farkas’ previously announced material plans, contracts or arrangements as a result of this appointment.

There are no agreements, arrangements or understandings between Mr. Tynan and the Company with regards to his transition and retirement.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

99.1 Press Release dated May 6, 2020

99.2 Presentation shown during investor and securities analyst webcast on May 7, 2020

99.3 Press Release dated May 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By:	/s/ K. Christopher Farkas
K. Christopher Farkas
Vice-President and
Chief Financial Officer

Date:      May 7, 2020

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 6, 2020
99.2	Presentation shown during investor and securities analyst webcast on May 7, 2020
99.3	Press Release dated May 7, 2020